NUMBER

CFB

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

# CRESCENT FINANCIAL BANCSHARES, INC.

SHARES

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 225743 10 3

This Certifies that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $0.001 EACH OF

**CRESCENT BANCSHARES, INC.**

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed.

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Crescent Financial Bancshares, Inc. CORPORATE SEAL 2011 DELAWARE

CORPORATE SECRETARY

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
FIRST-CITIZENS BANK & TRUST COMPANY
(RALEIGH, N.C.)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

# CRESCENT FINANCIAL BANCSHARES, INC.

The Corporation is authorized to issue preferred stock with such designations, relative rights, preferences and limitations as may be determined by the Board of Directors. The preferred stock may be issued in one or more series. Upon written request of any shareholder, the Corporation will forward, without charge, the information regarding the preferred stock.

**KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.**

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UGMA/UTMA–__________ Custodian __________
(Cust) (Minor)
under Uniform Gifts/Transfers
to Minors Act __________
(State)

Additional abbreviations may also be used though not in the above list.

*For Value Received,* ________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

________________________________________

________________________________________

____________________________________ *Shares*

*of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint*

____________________________________ *Attorney*

*to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.*

*Dated* ________________

Signature(s) Guaranteed:

________________________
Signature(s)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

NOTICE: THE SIGNATURE(S) ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.